Exhibit 10.5

AIRCRAFT LEASE AGREEMENT

(Part 91 Operations)

by and between

WAFH V LLC

as Lessor,

and

Pershing Square Capital Management, L.P.

as Lessee,

concerning one (1) Gulfstream Aerospace model GV-SP (G550) aircraft bearing

U.S. Registration Number N550RP,

and

Manufacturer’s Serial Number 5184

INSTRUCTIONS FOR COMPLIANCE WITH

“TRUTH IN LEASING” REQUIREMENTS UNDER FAR § 91.23

Within 24 hours after execution of this Aircraft Lease Agreement:

mail a copy of the executed document, without Schedule A, to the following address via certified mail, return receipt requested:

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

At least 48 hours prior to the first flight to be conducted under this Agreement:

Provide in-person or telephonic notice of the departure airport and proposed time of departure of said first flight to the responsible Flight Standards office

Carry a copy of this Aircraft Lease Agreement in the aircraft at all times.

*  *  *

Schedule A contains only economic rental data and is intentionally omitted for FAA submission purposes.

This AIRCRAFT LEASE AGREEMENT (the “Agreement’) is entered into effective as of the 11th day of December, 2025 (the “Effective Date”), by and between WAFH V LLC, a Delaware limited liability company (“Lessor”), and Pershing Square Capital Management, L.P., a Delaware limited partnership (“Lessee”).

W I T N E S S E T H :

WHEREAS, title to the Aircraft described and referred to herein is held by Owner Trustee and Lessor is in legal possession of the Aircraft;

WHEREAS, Lessee desires to lease from the Lessor, and Lessor desires to lease to Lessee, the Aircraft, without crew, upon and subject to the terms and conditions of this Agreement;

WHEREAS, during the term of this Agreement, the Aircraft may be subject to concurrent leases to one (1) or more Co-Lessee(s).

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.       DEFINITIONS

1.1	The following terms shall have the following meanings for all purposes of this Agreement:

“Aircraft” means the Airframe, the Engines, the Parts, and the Aircraft Documents. The Engines shall be deemed part or the “Aircraft” whether or not from time to time attached to the Airframe or removed from the Airframe.

“Aircraft Documents” means all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data relating to the Airframe, any Engines, or any Part, or that are required by Applicable Law to be created or maintained with respect to the maintenance and/or operation of the Aircraft.

“Airframe” means that certain Gulfstream Aerospace model GV-SP (G550) aircraft bearing serial number 5184 and United States Registration Number N550RP, together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding the Engines) so long as such Parts shall be either incorporated or installed in or attached to the Airframe.

“Applicable Law” means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended.

“Co-Lessee” means any other person or entity, other than Pershing Square Capital Management, L.P., during the period of time that each such other person or entity possesses a non-exclusive leasehold interest in the Aircraft.

“DOT” means the United States Department of Transportation or any successor agency.

“Engines” means two (1) Rolls-Royce Deutschland Ltd & Co KG model BR700-710C4-11 aircraft engines bearing manufacturer’s serial numbers 15471 and 15472 together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such engines. Any engine which may be, from time to time, substituted for an engine shall be deemed to be an engine and subject to this Agreement for so long as it remains attached to the Airframe.

“FAA” means the Federal Aviation Administration or any successor agency.

“FAR” means collectively the Aeronautics Regulations of the FAA and the DOT, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.

“Flight Hour” means one (1) hour of use of the Aircraft in flight operations, as recorded on the Aircraft hour meter and measured from the time the Aircraft takes off at the beginning of a flight, to the time the Aircraft lands at the end of a flight in one-tenth (1/10th) of an hour increments.

“Lien” means any mortgage, security interest, lease or other charge or encumbrance or claim or right of others created solely and directly as a result of Lessee’s acts or omissions under this Agreement, including, without limitation, rights of others under any airframe or Engines interchange or pooling agreement, except for mechanics liens to be discharged in the ordinary course of business.

“Operating Base” means Teterboro Airport (KTEB).

“Operational Control” has the same meaning given the term in Section 1.1 of the FAR.

“Owner Trustee” means TVPX Aircraft Solutions Inc., a Utah corporation.

“Parts” means all appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (other than complete Engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engines and includes replacement parts.

“Pilot in Command” has the same meaning given the term in Section 1.1 of the FAR.

“Taxes” means all taxes of every kind (excluding any tax measured by or assessed against a taxpayer’s income, including, without limitation, any income tax, gross income tax, net income tax, or capital gains tax) assessed or levied by any federal, state, county, local, airport, district, foreign, or other governmental authority, including, without limitation, sales taxes, use taxes, retailer taxes, federal air transportation excise taxes, federal aviation fuel excise taxes, and other similar duties, fees, and excise taxes.

“Term” means the entire period from the Effective Date to the date this Agreement is terminated pursuant to Section 3.1.

SECTION 2.       LEASE AND DELIVERY OF THE AIRCRAFT

2.1	Lease. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Aircraft, on the terms and conditions of this Agreement.

2.2	Delivery. The Aircraft shall be delivered to the Lessee on a mutually agreed date at the Operating Base, or such other location as the parties may mutually agree, and “AS IS,” “WHERE IS,” AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 4 HEREOF. Lessor shall not be liable for delay or failure to furnish the Aircraft pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

2.3	Non-Exclusivity. Lessee and Lessor acknowledge that the Aircraft is leased to Lessee on a non-exclusive basis, and that during the Term the Aircraft may be otherwise subject to lease to other lessees of Lessor. During any period during which a Co-Lessee has scheduled use of the Aircraft, Lessee’s leasehold rights to possession of the Aircraft under this Agreement shall temporarily abate, but all other provisions of this Agreement shall nevertheless continue in full force and effect.

2.4	Reserved.

2.5	FSDO Notice. At least 48 hours prior to the first flight to be conducted under this Agreement, Lessee shall provide in-person or telephonic notice of the departure airport and proposed time of departure of said first flight to the responsible Flight Standards office. Within 24 hours of the execution of this Agreement, Lessee shall file an executed copy of this Agreement with the FAA Truth-in-Leasing filing Office in Oklahoma City, OK. Lessor shall cause an executed copy of this Agreement to be kept on board the Aircraft at all times it is in effect.

SECTION 3. TERM, SCHEDULING, AND RENT

3.1	Term. This Agreement shall become effective on the Effective Date and shall continue in effect for a period of six (6) months, unless terminated sooner pursuant to the express provisions herein contained. Each party shall have the right to terminate this Agreement without cause upon thirty (30) days prior written notice to the other party. Nothing contained herein shall obligate Lessee to any minimum usage of the Aircraft during the Term, it being understood and agreed that Lessee’s usage shall be on an “as-needed” basis.

3.2	Rent. Lessee shall pay Rent in arrears during the Term in an amount equal to the Rent (plus applicable Taxes) specified in Schedule A attached hereto for each Flight Hour during the Term. No later than thirty (30) days after the end of each calendar month, Lessor shall provide Lessee with an invoice for Rent incurred in the prior month which invoice shall be paid by Lessee within ten (10) days of receipt. All Rent shall be paid to the Lessor in immediately available U.S. funds and in form and manner as the Lessor in its sole discretion may instruct Lessee from time to time.

3.3	Taxes. Lessee shall be responsible for, shall indemnify and hold harmless Lessor against, and Lessee shall pay all Taxes with respect to Lessee’s operation, use or possession of the Aircraft and the Rent payable hereunder, when due. Lessee shall have the right to dispute or contest in good faith and at Lessee’s sole expense the amount of any Taxes assessed or imposed directly against Lessee and/or Lessor. During the period that any such Taxes are being disputed or contested in good faith, payment of such Taxes in accordance with the terms of this Agreement may be delayed until a final determination of the amount due has been made.

SECTION 4.       DISCLAIMER

DISCLAIMER OF WARRANTIES. THE AIRCRAFT IS BEING LEASED BY THE LESSOR TO THE LESSEE HEREUNDER ON A COMPLETELY “AS IS,” “WHERE IS,” BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE LESSEE. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR HAS NOT MADE AND SHALL NOT BE CONSIDERED OR DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT DISCLAIMS ALL REPRESENTATIONS AND/OR WARRANTIES AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT OPERATION, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE, HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP ON THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF. THE LESSEE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF LESSOR AND RIGHTS, CLAIMS AND REMEDIES OF THE LESSEE AGAINST LESSOR EXPRESS OR IMPLIED; ARISING BY LAW OR OTHERWISE INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF LESSOR, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

SECTION 5.       REGISTRATION, USE, OPERATION, MAINTENANCE AND POSSESSION

5.1	Title and Registration. Lessee acknowledges that Lessor is the beneficial owner of the Aircraft pursuant to an FAA registration trust and the Owner Trustee owns all legal, beneficial, and equitable title to the Aircraft, and that said title shall remain vested in Owner Trustee during the Term hereof. Lessee undertakes, to the extent permitted by Applicable Law, to do all such further acts, deeds, assurances or things as may, in the opinion of the Owner Trustee, be necessary or desirable in order to protect or preserve title to the Aircraft.

5.2	Use and Operation. Lessee shall operate the Aircraft in accordance with the provisions of Part 91 of the FAR and shall not operate the Aircraft in commercial service, as a common carrier, or otherwise for compensation or hire except to the extent permitted under Sections 91.321 and 91.501 of the FAR, if applicable. Except as otherwise set forth herein, Lessee shall be solely and exclusively responsible for the use, operation and control of the Aircraft at all times during which the Aircraft is in Lessee’s possession under this Agreement during the Term. Lessee agrees not to: (i) operate or locate the Airframe or any Engines, or permit the Airframe or any Engines to be operated or located, in any area excluded from coverage by any insurance policy in effect or required to be maintained hereunder with respect to the Airframe or Engines, or in any war zone, (ii) operate the Airframe or any Engines or permit the Airframe or any Engines to be operated during the Term except in operations for which Lessee is duly authorized, (iii) use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable, (iv) permit the Airframe or any Engines to be maintained, used or operated during the Term in violation of any Applicable Law, or contrary to any manufacturer’s operating manuals or instructions or the terms of any insurance coverage,(v) knowingly permit the Aircraft to be used for the carriage of any persons or property prohibited by Applicable Law, or (vi) permit the Aircraft to be used during the existence of any known defect except in accordance with the FAR. Lessee may carry on the Aircraft on all flights under this Agreement such passengers, baggage, and cargo as Lessee in its sole but reasonable discretion shall determine; provided, however, that the number of passengers on any flight shall in no event exceed the number of seats legally available in the Aircraft, and the total load carried on any flight, including passengers, crew, baggage, and fuel and oil in such quantities as the Pilot in Command shall determine to be required, shall not exceed the legally permissible maximum load for the Aircraft. Lessee will abide by and conform to, be responsible for causing and cause others to abide by and conform to, all Applicable Laws now existing or hereafter enacted, that control or in any way affect the operation, use, maintenance, or occupancy of the Aircraft, or the use of any airport by the Aircraft.

5.3	Aircraft Leased without Services. Except as specifically set forth below. the Aircraft is leased by Lessor to Lessee hereunder as a fully managed, maintained and managed Aircraft. Lessee shall be responsible for providing the following services and supplies necessary to the operation, maintenance, and storage of the Aircraft:

5.3.1	obtain (or cause to be obtained) all fuel, oil, and lubricants required for Lessee’s operations of the Aircraft;

5.3.2	obtain the services of pilots for all of Lessee’s operations of the Aircraft and

5.3.3	ensure that all pilots serving on any flight conducted by Lessee possess current and valid First Class Medical Certificates, or upon notice to Lessor Second Class Medical Certificates issued by the FAA, and are fully competent, trained, experienced, and qualified in accordance with Applicable Law and all insurance policies covering the Aircraft.

5.4	Operational Control.

5.4.1   Lessee’s Flights. Lessee shall exercise Operational Control of the Aircraft during all flight operations conducted by Lessee under this Agreement. Further, at all times while the Aircraft is in the possession of Lessee, Lessee shall have exclusive possession, command, and control of the Aircraft, and the pilots of any flight by Lessee shall be under the exclusive command of Lessee. Lessee understands its responsibilities for Operational Control and the consequences of that responsibility. The parties acknowledge and agree that no Co-Lessee shall have any right or obligation to exercise Operational Control of the Aircraft in connection with any flight conducted by Lessee.

5.4.2   Lessee’s Flights. Lessee shall exercise Operational Control of the Aircraft during all flight operations conducted by Lessee and (b) at all times while the Aircraft is in the possession of Lessee, Lessee shall have exclusive possession, command, and control of the Aircraft, and the pilots of Lessee’s flights shall be under the exclusive command of Lessee. The parties acknowledge and agree that Lessee shall have no right or obligation to exercise Operational Control of the Aircraft in connection with any flight conducted by any Co- Lessee.

5.5	Authority of Pilot in Command. Notwithstanding that Lessee shall have operational control of the Aircraft during any flight conducted by Lessee, the parties acknowledge that pursuant to Section 91.3 of the FAR, the Pilot in Command of such flight is responsible for, and is obligated and entitled to exercise final authority over the safe operation of the flight, and the parties agree that the Pilot in Command may, in the exercise of such authority, refuse to commence such flight, terminate such flight, or take any other flight-related action that, in the judgment of the Pilot in Command, is required to ensure the safety of the Aircraft, the flight crew, the passengers, and any other persons and/or property.

5.6	Right to Inspect. Lessor and/or Lessor’s agents shall have the right to inspect the Aircraft or the Aircraft Documents at any reasonable time, upon giving Lessee reasonable notice, to ascertain the condition of the Aircraft and to satisfy Lessor that the Aircraft is being properly repaired and maintained in accordance with the requirements of this Agreement. All required repairs shall be performed as soon as practicable after such inspection. Notwithstanding Lessor’s right to inspect the Aircraft, Lessor shall have no obligation to do so, and such inspection shall impose upon Lessor no additional obligations hereunder.

5.7	Modification of Aircraft. Lessee shall not make or permit to be made any modification, alteration, improvement, or addition to the Aircraft without the express written consent of Lessor, except for those modifications, alterations, improvements, or additions that are necessary to comply with any applicable Airworthiness Directive or mandatory manufacturer’s service bulletin. Any modifications, alterations, improvements, or additions to the Aircraft shall be accomplished at the sole cost and expense of Lessee and the other Co-Lessee(s), and shall be the property of Lessor.

5.8	Fines, Penalties, and Forfeitures. Lessee shall be solely responsible for any fines, penalties, or forfeitures relating in any manner to the operation or use of the Aircraft by Lessee under this Agreement.

SECTION 6.       RETURN OF AIRCRAFT

6.1	Return. On the last day of the Term or the date of earlier termination hereof, Lessee shall return the Aircraft to Lessor by delivering the same at Lessee’s expense to Lessor at the Operating Base or such other location within the 48 contiguous United States as Lessor may designate, fully equipped with the Engines and all Parts installed thereon.

6.2	Condition of Aircraft. The Aircraft at the time of its return to Lessor, shall have, and be in compliance with, a current valid certificate of airworthiness issued by the FAA, and shall be airworthy according to manufacturer’s specifications and FAA regulations, shall have been maintained and repaired in accordance with the provisions of this Agreement, and shall be in the same condition as it was in on the Effective Date of this Agreement, ordinary wear and tear excepted.

6.3	Aircraft Documents. Lessee shall return or cause to be returned to Lessor, at the time the Aircraft is returned to Lessor, all of the Aircraft Documents, updated and maintained by Lessee through the date of return of the Aircraft.

SECTION 7.       LIENS

7.1	Lessee Liens. Lessee shall ensure that no Liens are created or placed against the Aircraft by Lessee or third- parties as a result of Lessee’s actions. Lessee shall notify Lessor promptly upon learning of any Liens not permitted by these terms. Lessee shall, at its own cost and expense, take all such actions as may be necessary to discharge and satisfy in full any such Lien promptly after the same becomes known to it.

7.2	Subordination. All rights and interests of Lessee hereunder (including any right that Lessee might otherwise have under applicable law to the quiet possession and enjoyment of the Airframe and Engines) are, and at all times shall be and remain, subject and subordinate to the rights of any Lender providing financing with respect to the Aircraft and such Lender’s rights and remedies thereunder.

SECTION 8. INSURANCE

8.1

Liability. Lessor shall maintain, or cause to be maintained, bodily injury and property damage, liability insurance in an amount not less than the amount set forth on Schedule A hereto Combined Single Limit. Said policy shall name Lessee as an Additional Insured party.

8.2	Hull. Lessor shall maintain, or cause to be maintained, all risks aircraft hull insurance in the amount set forth on Schedule A hereto, and such insurance shall name Lessor or its lienholder as sole loss payee.

8.3	Insurance Certificates. Lessor will provide Lessee with a Certificate of Insurance upon execution of this Agreement and at any time thereafter as Lessee may reasonably request.

8.4	Reserved.

8.5	Reserved.

SECTION 9. DEFAULTS AND REMEDIES

9.1	Upon the occurrence of any failure of Lessee to duly observe or perform any of its obligations hereunder, and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare in writing to the Lessee that this Agreement is in default; and at any time thereafter, so long as Lessee shall not have remedied the outstanding default, Lessor may cancel, terminate, or rescind this Agreement.

9.2	Upon the occurrence of any failure of Lessor to duly observe or perform any of its obligations hereunder, and at any time thereafter so long as the same shall be continuing, Lessee may, at its option, declare in writing to the Lessor that this Agreement is in default; and at any time thereafter, so long as Lessor shall not have remedied the outstanding default, Lessee may cancel, terminate, or rescind this Agreement. In addition, Lessee shall have the right to exercise any available rights and remedies at law or in equity.

SECTION 10. EVENT OF LOSS

10.1	Notification of Event of Loss. In the event that any damage to or destruction of the Aircraft shall occur as a result of Lessee’s operations hereunder, or in the event of any whole or partial loss of the Aircraft, including, without limitation, any loss resulting from the theft, condemnation, confiscation or seizure of; or requisition of title to or use of the Aircraft by private persons or by any governmental or purported governmental authority, Lessee shall immediately:

10.1.1	report the event of loss to Lessor, the insurance company or companies, and to any and all applicable governmental agencies; and

10.1.2	furnish such information and execute such documents as may be required and necessary to collect the proceeds from any insurance policies.

10.2	Repair or Termination. In-the event the Aircraft is partially destroyed or damaged. Lessor shall have the option, in its sole discretion, to either (i) fully repair the Aircraft in order that it shall be placed in at least as good condition as it was prior to such partial destruction or damage; or (ii) terminate this Agreement. Within five (5) days after the date of such partial destruction or damage, Lessor shall give written notice to Lessee specifying whether Lessor has elected to fully repair the Aircraft or to terminate this Agreement which termination shall be effective immediately upon such written notice from Lessor to Lessee setting forth Lessor’s election to so terminate this Agreement.

SECTION 11.    MISCELLANEOUS

11.1	Entire Agreement. This Agreement and all terms, conditions, warranties, and representations herein, are for the sole and exclusive benefit of the signatories hereto. This Agreement constitutes the entire agreement of the parties as of its Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.

11.2	Other Transactions. Except as specifically provided in this Agreement, none of the provisions of this Agreement, nor any oral or written statements, representations, commitments, promises, or warranties made with respect to the subject matter of this Agreement shall be construed or relied upon by any party as the basis of, consideration for, or inducement to engage in, any separate agreement, transaction or commitment for any purpose whatsoever.

11.3	Prohibited and Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction. To the extent permitted by applicable law, each of Lessor and Lessee hereby waives any provision of applicable law which renders any provision hereof prohibited or unenforceable in any respect.

11.4	Enforcement. This Agreement, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of and may be enforced by Lessor, Lessee, and each of their agents, servants and personal representatives.

11.5	Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof.

11.6	Counterparts. This Agreement may be executed by the parties hereto in two (2) separate counterparts, each of which when so executed and delivered shall be an original, and both of which shall together constitute but one and the same instrument.

11.7	Amendments. No term or provision of this Agreement may be amended, changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by Lessor and Lessee.

11.8	No Waiver. No delay or omission in the exercise or enforcement or any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy. All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive, and in addition to all other rights and remedies which either party possesses at law or in equity.

11.9	No Assignments. Neither party may assign its rights or obligations under this Agreement without the prior written permission of the other.

11.10	Governing Law. This Agreement has been negotiated and delivered in the State of New York and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions.

11.11	Jurisdiction and Venue. Exclusive jurisdiction and venue over any and all disputes between the parties arising under this Agreement shall be in, and for such purpose each party hereby submits to the jurisdiction of, the state and federal courts serving the State of New York.

11.12	Notices. All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail or facsimile, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below:

If to Lessor:	WAFH V LLC
c/o TABLE Management, L.P.
787 Eleventh Avenue, 9th Floor
New York, NY 10019

If to Lessee:	Pershing Square Capital Management, L.P.
787 Eleventh Avenue, 9th Floor
New York, NY 10019

SECTION 12. TRUTH IN LEASING

12.1	TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FARs.

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED AND IN ACCORDANCE WITH THE FOLLOWING PROVISIONS OF THE FAR:

CHECK ONE:

☐	91.409 (f) (1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121, 127, or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.41l(a)(2).

☐	91.409 (f) (2): An approved aircraft inspection program approved under FAR 135.429 and currently in use by a person holding an operating certificate issued under FAR Part 135.

☒	91.409(f) (3): A current inspection program recommended by the manufacturer.

☐	91.409(f)(4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 9I.409(g).

THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED BY LESSEE IN ACCORDANCE WITH THE PROVISIONS OF FAR:

CHECK ONE:

☐	91.409 (f) (1)	☐	91.409 (f) (2)	☒	91.409 (f) (3)	☐	91.409 (f) (4)

LESSEE ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF SUCH AIRCRAFT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE RESPONSIBLE FLIGHT STANDARDS OFFICE.

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

THE ADDRESS OF LESSEE IS 787 ELEVENTH AVENUE, 9TH FLOOR, NEW YORK, NY 10019.

* * * Signature Page Follows * * *

IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Aircraft Lease Agreement to be duly executed as of the Effective Date.

LESSOR:

WAFH V LLC

By:	/s/ William A. Ackman
Print:	William A. Ackman
Title:	Manager

LESSEE:

Pershing Square Capital Management, L.P.

By:	/s/ Michael Gonnella
Print:	Michael Gonnella
Title:	Chief Financial Officer

By:	/s/ Halit Coussin
Print:	Halit Coussin
Title:	Chief Legal Officer & Chief Compliance Officer

AIRCRAFT LEASE AGREEMENT

Schedule A

Rent:       $5,490.00 per Flight Hour (plus applicable taxes)

Liability Insurance Limits: USD $500,000,000

Hull Insurance Limit: USD $16,400,000.00

Schedule A

[ECONOMIC RENTAL DATA IS INTENTIONALLY OMITTED FOR FAA SUBMISSION PURPOSES]